Exhibit 27-(e)(2): Supplement to Life Insurance Application
Supplement to	ING [ING LOGO]
Life Insurance Application	"A member of ING Group" ReliaStar Life Insurance Company P.O. Box 20, Minneapolis, Minnesota 55440
1.	Death Benefit Qualification Test: _ Guideline Premium Test _ Cash Value Accumulation Test*
2.	Death Benefit Option: _ Level _ Variable _ Face Amount Plus Premium*
3.	Allocation of Premium Payments: Allocation must be in whole percentage points totaling 100%.
% Fixed Account (SFA)*	% ING Marsico Growth Portfolio-Service Class* (IMG)	Janus Aspen Series
% Janus Aspen Aggressive Growth Portfolio-Institutional Shares (JAG)
AIM Variable Insurance Products Fund, Inc.	% ING MFS Mid Cap Growth Portfolio-Service Class* (GMG)	% Janus Aspen Growth Portfolio Institutional Shares (JGP)
% AIM V.I. Dent Demographic Trends Fund - Series 1 (ADT)
The Alger American Fund	% ING MFS Total Return Portfolio-Institutional Class* (IMT)	% Janus Aspen International GrowthPortfolio-Institutional Shares (JIG)
% Alger American Growth Portfolio-Initial Class (AGR)
% Alger American Leveraged AllCap Portfolio- Initial Class (ALA)	% ING Salomon Brothers Investors Portfolio-Institutional Class* (ISI)	% Janus Aspen Worldwide Growth Portfolio-Institutional Shares(JWG)
% Alger American MidCap Growth Portfolio-Initial Class(AMG)	% ING T. Rowe Price Capital Appreciation Portfolio-Institutional Class (GFM)	Neuberger Berman Advisers Management Trust
% Neuberger Berman AMT Limited Maturity Bond Portfolio (NLM)
% Alger American Small Capitalization Portfolio-Initial Class (ASC)	% ING T. Rowe Price Equity-Income Portfolio-Service Class* (ITE)	% Neuberger Berman AMT Partners Portfolio (NPP)
American Funds Insurance Series	% ING Van Kampen Real Estate Portfolio-Institutional Class* (IVK)	% Neuberger Berman AMT Socially Responsive Portfolio (NSR)
% American Funds Insurance Series Growth Fund-Class 1* (AFR)
% American Funds Insurance Series Growth-Income Fund-Class 1* (AFG)	ING Partners	OCC Accumulation Trust
	% ING JP Morgan MidCap Value Portfolio-Initial Class* (IJM)	% OCC Equity Portfolio (OEP)
% American Funds Insurance Series International Fund-Class 1* (AFI)	% ING PIMCO Total Return Portfolio-Service Class* (IPT)	% OCC Global Equity Portfolio (OGE)
Fidelity's Variable Insurance Products Funds	% ING Salomon Brothers Aggresive Growth Portfolio-Service Class* (ISA)	% OCC Managed Portfolio (OMP)
% Fidelity VIP Contrafund® Portfolio-Initial Class (FCF)	% OCC Small Cap Portfolio (OSC)
% Fidelity VIP Equity-Income Portfolio-Initial Class (FEI)	% ING UBS Tactical Asset Alllocation Portfolio-Initial Class* (BTA)	Pioneer Trust
% Pioneer Mid Cap Value VCT Portfolio-Class 1* (PMC)
% Fidelity VIP Growth Portfolio-Initial Class (FGP)	% ING Van Kampen Comstock Portfolio-Initial Class* (VKC)	% Pioneer Small Cap Value VCT Portfolio-Class 1* (PSV)
% Fidelity VIP High Income Portfolio-Initial Class (FHI)	ING Variable Portfolios	Putnam Variable Trust
	% ING VP Index Plus LargeCap Portfolio-Class R Shares* (IPL)	% Putnam VT Growth and Income Fund Class IA Shares (PGI)
% Fidelity VIP Index 500 Portfolio-Initial Class (FIN)	% ING VP Index Plus MidCap Portfolio-Class R Shares* (IPM)	% Putnam VT New Opportunities Fund-Class IA Shares (PNO)
% Fidelity VIP Investment Grade BondPortfolio-Initial Class (FIG)	% ING VP Index Plus SmallCap Portfolio-Class R Shares (IPS)	% Putnam VT Small Cap Value Fund-Class IA Shares (PSC)
% Fidelity VIP Money Market Portfolio (FMM)	ING Variable Products	% Putnam VT Voyager Fund- Class IA Shares (PVY)
ING Income Shares		% ING VP Growth Opportunities Portfolio-Class R Shares (PGO)	Other Investment Companies/Funds Specify both the investment company and fund names.
% ING VP Bond Portfolio- Class R Shares* (VPB)		% ING VP Growth + Value Portfolio-Class R Shares (NGF)%
ING Investors Trust		%
% ING AIM Mid-Cap Growth Portfolio-Service Class* (IAM)	% ING VP High Yield Bond Portfolio-Class R Shares (NHY)%
% ING Hard Assets Portfolio- Institutional Class* (IHA)	% ING VP International Value Portfolio-Class R Shares (NIV)%
% ING International Equity Portfolio-Service Class* (IIE)	% ING VP MagnaCap Portfolio-Class R Shares (PMP)
% ING Limited Maturity Bond Portfolio-Service Class* (ILM)	% ING VP MidCap Opportunites Portfolio-Class R Shares(PMO)
% ING Liquid Assets Portfolio-Service Class* (ILA) %	% ING VP Research Enhanced Index Portfolio-Class R Shares (NMS)
% ING VP SmallCap Opportunities Portfolio-Class R Shares (NIG) %
122084	(5/2003) Continued on Back

We may allow the Monthly Deduction, including the Monthly Mortality and Expense Risk Charge, to be deducted from the Sub-account you specify. If the value of the specified Sub-account is less than the Monthly Deduction allocated to that account, the excess of the Monthly Deduction will be deducted on a proportionate basis from the non-loaned Fixed Accumulation Value and the Variable Accumulation Value.*

*	not available with all products
We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

We reserve the right to limit your participation to a total of seventeen Sub-Account funds over the lifetime of your Policy. Upon participation in the seventeenth Sub-Account fund, you would be able to allocate premiums to and transfer within the seventeen Sub-Account funds already used and which are still available, but could not participate in any other Sub-Account funds. (This limitation does not apply to all products.)

I understand and agree that this supplement is part of my application for life insurance and will be considered part of my Policy with ReliaStar Life Insurance Company. Date Signature of Agent Broker Dealer Affiliation Signature of Proposed Owner(s)

Date	Signature of Agent	Broker Dealer Affiliation
Signature of Proposed Owner(s)

122084	(5/2003)